SCHEDULE A

        To the Transfer Agency and Service Agreement dated July 12, 1996 between The Victory Portfolios and State Street Bank and Trust Company

1.      Balanced Fund, Class A and G Shares
2.      Convertible Securities Fund, Class A and G Shares
3.      Diversified Stock Fund, Class A, B and G Shares
4.      Growth Fund, Class A and G Shares
5.      Equity Income Fund, Class A Shares
6.      Established Value Fund, Class A and G Shares
7.      Federal Money Market Fund, Investor and Select Shares
8.      Financial Reserves Fund, Class A Shares
9.      Fund for Income, Class A and G Shares
10.     Gradison Government Reserves Fund, Class G Shares
11.     Institutional Money Market Fund, Investor and Select Shares
12.     Intermediate Income Fund, Class A and Class G Shares
13.     International Growth Fund, Class A and G Shares
14.     Investment Quality Bond Fund, Class A and G Shares
15.     LifeChoice Conservative Investor Fund, Class A Shares
16.     LifeChoice Growth Investor Fund, Class A Shares
17.     LifeChoice Moderate Investor Fund, Class A Shares
18.     Limited Term Income Fund, Class A Shares
19.     Maine Municipal Bond Fund (Intermediate), Class A Shares
20.     Maine Municipal Bond Fund (Short-Intermediate), Class A Shares
21.     Michigan Municipal Bond Fund, Class A Shares
22.     Nasdaq-100 Index Fund, Class A and G Shares
23.     National Municipal Bond Fund, Class A and G Shares
24.     National Municipal Bond Fund (Long), Class A Shares
25.     National Municipal Bond Fund (Short-Intermediate), Class A Shares
26.     New York Tax-Free Fund, Class A and G Shares
27.     Ohio Municipal Bond Fund, Class A and G Shares
28.     Ohio Municipal Money Market Fund, Class A Shares
29.     Prime Obligations Fund, Class A Shares
30.     Real Estate Investment Fund, Class A and G Shares
31.     Small Company Opportunity Fund, Class A and G Shares
32.     Special Value Fund, Class A and G Shares
33.     Stock Index Fund, Class A and G Shares
34.     Tax-Free Money Market Fund, Class A Shares
35.     U.S. Government Obligations Fund, Investor and Select Shares
36.     Value Fund, Class A and G Shares

Amended as of September 30, 3000.